Exhibit 11




              Statement Regarding Computation of Per Share Earnings

The following table is the reconciliation of basic and diluted earnings per share for the three months and nine months ended September 30, 2008 and 2007 (dollars in thousands except per share amounts):

                                                                    Three months ended       Three months ended
                                                                    September 30, 2008       September 30, 2007
                                                                 --------------------------------------------------
                                                                    Basic       Diluted      Basic       Diluted
                                                                 ------------ ----------- ----------   ------------

Net income ..............................................        $     1,751  $     1,751 $     4,249  $     4,249
                                                                 ============ =========== ===========  ============

Weighted average shares outstanding .....................         57,672,084  57,672,084   58,541,627   58,541,627
Effect of dilutive securities ...........................                  -     222,057            -      479,054
                                                                 ------------ ----------- ------------ ------------
       Adjusted weighted average shares outstanding .....         57,672,084  57,894,141   58,541,627   59,020,681
                                                                 ============ =========== ============ ============

Earnings per share ......................................            $  0.03      $  0.03     $  0.07      $  0.07


                                                                    Nine months ended        Nine months ended
                                                                    September 30, 2008       September 30, 2007
                                                                 --------------------------------------------------
                                                                    Basic       Diluted      Basic       Diluted
                                                                 ------------ ----------- ----------   ------------

Net income ..............................................        $     8,120  $     8,120 $    14,043  $    14,043
                                                                 ============ =========== ===========  ============

Weighted average shares outstanding .....................         57,577,738  57,577,738   59,597,169   59,597,169
Effect of dilutive securities ...........................                  -     249,073            -      574,696
                                                                 ------------ ----------- ------------ ------------
       Adjusted weighted average shares outstanding .....         57,577,738  57,826,811   59,597,169   60,171,865
                                                                 ============ =========== ============ ============

Earnings per share ......................................            $  0.14      $  0.14     $  0.24      $  0.23